UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2009

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, 15th Floor, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. ("Company") published two news releases on January 13, 2009 reporting the declaration by the Board of Directors of the Company of the Common Stock dividend and the convertibility of the Company's Preferred Stock for the first quarter of 2009. The Company also provided a Redemption Notice to redeem 205 shares of its Preferred Stock outstanding.

The news releases captioned, "Cliffs Natural Resources Declares Regular Cash Dividend on Common Stock" and "Cliffs Natural Resources Announces Convertibility of Preferred Stock and Provides Redemption Notice" are contained in Item 9.01 as Exhibits 99(a) and 99(b), respectively, on Form 8-K and are incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99(a) The Company published a news release on January 13, 2009 captioned, "Cliffs Natural Resources Declares Regular Cash Dividend on Common Stock"

99(b) The Company published a news release on January 13, 2009 captioned, "Cliffs Natural Resources Announces Convertibility of Preferred Stock and Provides Redemption Notice"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

January 14, 2009	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	The Company published a news release on January 13, 2009 captioned, "Cliffs Natural Resources Declares Regular Cash Dividend"
99.(b)	The Company published a news release on January 13, 2009 captioned, "Cliffs Natural Resources Announces Convertibility of Preferred Stock and Provides Redemption Notice"